UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2006

MARKLAND TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	000-28863	84-1331134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Metro Center Blvd., Warwick, RI	02886
(Address of Principal Executive Offices)	(Zip Code)

(617) 973-5104

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.
Item 3.02.     Unregistered Sales of Equity Securities.

As previously reported on its Current Report on Form 8-K dated March 24, 2006 (filed with the Securities and Exchange Commission on March 28, 2006) (the “March 24 Form 8-K”), on March 24, 2006, Markland Technologies, Inc. (the “Company”) entered into a Redemption and Securities Purchase Agreement (the “Redemption Agreement”) with four of the Company’s existing stockholders (the “Investors”). A copy of the Redemption Agreement is attached as Exhibit 10.1 to the March 24 Form 8-K. The Initial Closing (as defined in the Redemption Agreement) occurred as scheduled on March 30, 2006.

On April 17, 2006, the Company and the Investors entered into the First Amendment to Redemption and Securities Purchase Agreement (the “Amendment”). A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Under the terms of the Amendment, Southridge Partners LP and Southshore Capital Fund Ltd. agreed to purchase an aggregate of 267.2 shares of the Company’s Series E Preferred Stock for an aggregate purchase price of $2,329,650 over the course of five (5) additional closings. This agreement replaced James LLC’s obligation under the Redemption Agreement to purchase up to an additional 167 shares of Series E Preferred Stock at such closings. Under the terms of the Amendment, the sale of these shares would take place over the course of five (5) additional closings as follows:

Anticipated Closing Date	Shares of Series E Preferred Stock to be Purchased	Gross Proceeds

April 17, 2006	92	$802,125
April 26, 2006	40	$348,750
May 15, 2006	40	$348,750
May 31, 2006	40	$348,750
June 15, 2006	55.2	$481,275

On April 17, 2006, in accordance with the schedule above, the Company sold an aggregate of 92 shares of Series E Preferred Stock for an aggregate purchase price of $802,125.

The terms of the Company’s Series E Preferred Stock are set forth in the March 24 Form 8-K. A copy of the Articles of Amendment to the Company’s Articles of Incorporation creating the Series E Preferred Stock is attached as Exhibit 3.1 to the March 24 Form 8-K.

Under the Amendment, the Investors also agreed that:

•
upon the conversion of any unredeemed shares of the Company’s Series D Preferred Stock held by the Investors into 109,000,000 shares of the Company’s Common Stock, any remaining shares of Series D Preferred Stock held by the Investors or any of their affiliates shall be forfeited to the Company for no additional consideration; and

•
while outstanding shares of Series D Preferred Stock held by the Investors as of May 1, 2006, the record date for the Company’s previously declared dividend of shares of Technest Common Stock (as defined in the Redemption Agreement), shall be entitled to participate in such dividend on an as-converted basis, to the extent the Investors continue to hold shares of Series D Preferred Stock after May 1, 2006, they shall not be entitled to participate in subsequent dividends of distributions with respect to such shares of Series D Preferred Stock.

The issuance of the Series E Preferred Stock to the Investors, as described above, was not registered under the Securities Act, but was made in reliance upon the exemptions from registration requirements of the Securities Act set forth in Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder, insofar as such securities were issued only to “accredited investors” within the meaning of Rule 501 of Regulation D.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	First Amendment to Redemption and Securities Purchase Agreement, dated as of April 17, 2006, among the Company and the Investors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKLAND TECHNOLOGIES, INC.

Date: April 19, 2006	By:	/s/ Robert Tarini
Robert Tarini Chief Executive officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Redemption and Securities Purchase Agreement, dated as of April 17, 2006, among the Company and the Investors.

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